Cravath, Swaine & Moore
                       Worldwide Plaza
                      825 Eighth Avenue
                      New York, NY 10019



                                           September 25, 1998


                 HOLLINGER INTERNATIONAL INC.
              REGISTRATION STATEMENT ON FORM S-3




          We have acted as counsel for Hollinger
International Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3. File No. 333-17111 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act') of the Company, with respect to the following securities of the
Company: (i) unsecured senior debt securities (the "Debt Securities"), (ii) shares of preferred stock ("Preferred Stock"), par value $.01 per share, and (iii) shares of common stock (the "Common Stock"), in each case, for issuance from time to time pursuant to Rule 415 under the Securities Act.

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including (a) the Certificate of Incorporation of the Company, as amended; (b) the by-laws of the Company;
(c) resolutions of the board of directors of the Company dated October 23, 1996; and (d) a specimen certificate representing the shares.

          Based on the foregoing, we are of opinion as follows:

          1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

          2. When an indenture (the "Indenture") containing the terms described under the heading "Description of the Debt Securities" in the prospectus contained in the Registration Statement shall have been duly authorized, executed and delivered by each of the Company and the


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Trustee, the Indenture will constitute a legal, valid and
binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3. When the Indenture shall have been executed and delivered by each of the Company and the Trustee and duly qualified under the Trust Indenture Act of 1939, as amended, and the Debt Securities shall have been duly authorized, executed, authenticated and delivered against payment therefor, the Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors' right generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

          4. When the Preferred Stock shall have been authorized, issued and sold as contemplated by the Registration Statement and the Company shall have received consideration therefor, the Preferred Stock will be validly issued, fully paid and non-assessable.

          5. Of the Common Stock to be offered and sold under the Registration Statement, (a) the shares of Common Stock currently outstanding have been duly and validly authorized and are fully paid and non-assessable, and (b) the shares of Common Stock to be issued from time to time by the Company, when such shares shall have been authorized, issued and sold by the Company as contemplated by the Registration Statement and the Agreement and the Company shall have received consideration therefor from the Underwriters, will be validly issued, fully paid and non-assessable. We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the


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General Corporation Law of the State of Delaware and Federal
laws of the United States of America.

          We hereby consent to the filing of the opinion as an exhibit to the Registration Statement. We also consent to the use of our name under the caption "Legal Opinions" in the Prospectus contained in the Registration Statement.

                              Very truly yours,


                              CRAVATH, SWAINE & MOORE


Hollinger International Inc.
   401 North Wabash Avenue
       Chicago, Illinois 60611